                                                                    Exhibit 99.1





INVESTOR CONTACT:                                   PRESS CONTACT:

Mindy Kohl                                          Jennifer Menard

Netegrity, Inc.                                     Netegrity, Inc.
(781) 530-6061                                      (781) 530-6202
mkohl@netegrity.com                                 jmenard@netegrity.com


                       NETEGRITY ANNOUNCES Q2 2003 RESULTS

                License Revenues Increase 27% Over First Quarter

WALTHAM, MA - JULY 23, 2003 - Netegrity, Inc. (Nasdaq: NETE), a leading provider of identity and access management solutions, today announced financial results for its second quarter ended June 30, 2003. Total revenues were $18.9 million for the second quarter of 2003, a 13% percent increase over total revenues of $16.7 million for the first quarter of 2003. License revenues for the second quarter of 2003 were $10.7 million, a 27% increase over license revenues of $8.4 million in the first quarter. The Company reported a net loss on a GAAP basis for the second quarter of 2003 of $(2.5) million, or $(0.07) per share, compared to $(4.9) million or $(0.14) per share for the first quarter of 2003. The net losses for both Q2 and Q1 include non-cash software amortization of $2.7 million.

In order to better understand the comparability of quarters, we believe that it is important to consider non-GAAP net income (loss) (defined as GAAP net loss excluding non-cash software amortization) when evaluating our cost structure and measuring our progress towards profitability. The Company reached profitability on a non-GAAP basis with net income of $167,000 or $0.00 per share for the second quarter of 2003, compared to a non-GAAP net loss of $(2.2) million or $(0.06) per share for the first quarter of 2003. The second quarter of 2003 is the last quarter that includes a charge for non-cash amortization because capitalized software was fully amortized as of June 30, 2003.

As of June 30, 2003, Netegrity had $94.2 million in cash and marketable securities. Cash provided by operating activities was $3.0 million for the second quarter of 2003.

For the six months ended June 30, 2003, total revenues were $35.5 million, and license revenues were $19.1 million. The Company reported a net loss on a GAAP basis for the first six months of 2003 of $(7.4) million or $(0.22) per share. Non-GAAP net loss (defined as GAAP net loss excluding non-cash software amortization) for the six months ended June 30, 2003 was $(2.0) million or $(0.06) per share.

"We had a very strong quarter- exceeding expectations on both the top and bottom lines and accelerating our path to profitability," said Barry Bycoff Netegrity chairman, president, and CEO. "Driving these great results is the growing customer interest in identity management, combined with increased adoption of our integrated identity and access management solution, and our excellent sales and marketing execution."

Q2 2003 HIGHLIGHTS

- Netegrity signed agreements with 28 new customers and had 60 follow on software deals, bringing the total number of customers to 747. From a vertical standpoint, Netegrity saw solid momentum in financial services, government, manufacturing, and telecom.

- Netegrity delivered IdentityMinder(TM) technology, which provides customers with an integrated identity and access management solution that spans both Web and enterprise resources. With a single identity infrastructure across the organization, companies can streamline the creation, modification, and deletion of user identities, create entitlement and security policies, and enforce those policies across a broad range of applications and systems.

- Netegrity expanded its support for Oracle and IBM environments furthering its commitment to provide customers with a robust set of out-of-the-box identity and access management capabilities which support the most demanding and diverse environments.

BUSINESS OUTLOOK

Netegrity expects growth in license revenue for Q3 versus Q2 of approximately 3 percent. Assuming services and other revenue are similar to Q2, this would equate to growth in total revenue for Q3 of approximately 3 percent versus Q2. On the cost side, Netegrity expects operating expenses to be approximately the same as in Q2. On a GAAP basis, Netegrity expects net income in Q3 in the range of $0.00 to $0.01 per share. Netegrity's financial guidance assumes that Q3 will be somewhat tempered by what is typically a seasonally slow quarter in certain geographical regions, and also assumes no significant improvement in the IT spending environment in the short term. Since we are assuming we will be breakeven or profitable in Q3, these per share amounts take into account the "in-the-money stock options" for purposes of calculating the fully diluted shares outstanding. We have assumed approximately
36.5 million fully diluted shares outstanding during Q3.

These expected results for the third quarter do not include non-cash software amortization because the capitalized software was fully amortized as of June 30, 2003.

EARNINGS WEBCAST

In conjunction with this announcement, Netegrity will host a conference call today at 5:00 p.m. EDT to discuss the Company's financial results. Netegrity will broadcast the conference call live via the Internet at www.netegrity.com/investors. This Webcast will also be archived for later listening at www.netegrity.com/investors. In addition, a telephone recording will be available until 11:59 p.m. (EDT) on Friday July 25th. To access the telephone recording, dial (800) 475-6701, or internationally dial (320) 365-3844, and enter access code 690379.

ABOUT NETEGRITY, INC.

Netegrity, Inc. is a leading provider of security software solutions that securely manage identities and their access to enterprise information assets, letting business in while keeping risk out. Netegrity provides a comprehensive identity and access management product line for continuously evolving computing environments, including legacy, Web, and service-oriented architectures. Netegrity's flexible, standards-based offerings increase security, reduce administrative costs and enable revenue enhancement. Supported by a network of over 1100 trained integration consultants and 200 technology partners, Netegrity solutions are licensed to more than 300 million users at over 700 organizations worldwide, including more than half of the Fortune 100. Customers include industry leaders such as Aetna, Amazon.com, American Express, Bank One, General Electric, Harvard Pilgrim Health Care, the Internal Revenue Service, and Wells Fargo. For more information, visit www.netegrity.com.

                                       ###

Netegrity and IdentityMInder are trademarks or registered trademarks of Netegrity, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners. Various statements in this release concerning Netegrity's future expectations, plans, and prospects constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors such as, but not limited to, general economic conditions, weakness in the global economy, increased operating expenses, our ability to develop and enhance our products and services or remain competitive in product pricing, competition in the marketplace, including competitors' sales strategies, development and performance of our direct and indirect sales channels, delays in product development, changes in customer and market requirements and standards, market acceptance of new products and technologies, and technological changes in the computer industry, as well as those risks more fully discussed in the Company's reports on file with the Securities and Exchange Commission including the Company's latest Form 10-K/A, Form 10-Q and any subsequent filings. In addition, any forward-looking statements represent the Company's views only as of today and should not be relied upon as representing its views as of any subsequent date. While we may elect to update forward looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on any of these forward-looking statements as representing the Company's views as of any date subsequent to today.

                                 NETEGRITY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED JUNE 30    SIX MONTHS ENDED JUNE 30
                                                                     --------------------------    ------------------------
                                                                         2003          2002          2003          2002
                                                                         ----          ----          ----          ----
REVENUES:
Software licenses                                                      $ 10,714      $  7,669      $ 19,132      $ 21,286
Services                                                                  7,500         7,493        15,129        15,071
Other                                                                       650           646         1,281         1,421
                                                                         ------        ------        ------        ------
Total revenues                                                           18,864        15,808        35,542        37,778

Cost of revenues                                                          3,526         4,363         7,367         9,237
Non-cash cost of revenues                                                 2,699           917         5,398         1,834
                                                                         ------        ------        ------        ------
Total cost of revenues                                                    6,225         5,280        12,765        11,071

GROSS PROFIT                                                             12,639        10,528        22,777        26,707

Selling, general, and administrative expenses                            10,493        14,038        20,989        27,528
Research and development costs                                            5,036         6,478         9,910        12,536
Non-recurring charges                                                        --           689            --           689
                                                                         ------        ------        ------        ------

OPERATING LOSS                                                           (2,890)      (10,677)       (8,122)      (14,046)

Other income, net                                                           417           724           791         1,380
                                                                         ------        ------        ------        ------

Loss before income taxes                                                 (2,473)       (9,953)       (7,331)      (12,666)

Provision for income taxes                                                   59            --            59            40
                                                                         ------        ------        ------        ------

NET LOSS                                                               $ (2,532)     $ (9,953)     $ (7,390)     $(12,706)
                                                                         ======        ======        ======        ======

Net loss per share attributable to common stockholders - basic and
diluted                                                                $  (0.07)     $  (0.29)     $  (0.22)     $  (0.37)
                                                                         ======        ======        ======        ======

Weighted average common shares outstanding - basic and diluted           34,416        34,001        34,367        33,938
                                                                         ======        ======        ======        ======

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                                 NETEGRITY, INC.

              RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL MEASURE

                                   (UNAUDITED)

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



The second quarter of 2003 is the last quarter that includes a charge for non-cash amortization because capitalized software was fully amortized as of June 30, 2003. In order to better understand the comparability of quarters, we believe that it is important to consider non-GAAP net income (loss) (defined as GAAP net loss excluding non-cash amortization of capitalized software) when evaluating our cost structure and measuring our progress towards profitability. Below is a table that reconciles GAAP net loss to non-GAAP net income (loss) for the three and six months ended June 30, 2003 and 2002 as well as the three months ended March 31, 2003. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

                                              THREE MONTHS
                                                 ENDED          THREE MONTHS ENDED           SIX MONTHS ENDED
                                                MARCH 31             JUNE 30                      JUNE 30
                                                  2003          2003          2002          2003          2002
                                                  ----          ----          ----          ----          ----
GAAP net loss                                   $ (4,858)     $ (2,532)     $ (9,953)     $ (7,390)     $(12,706)
Adjustments:
Non-cash amortization of capitalized
software                                           2,699         2,699           917         5,398         1,834
                                                --------      --------      --------      --------      --------
Non-GAAP net income (loss)                      $ (2,159)     $    167      $ (9,036)     $ (1,992)     $(10,872)
                                                ========      ========      ========      ========      ========
GAAP net loss per share - basic and diluted     $  (0.14)     $  (0.07)     $  (0.29)     $  (0.22)     $  (0.37)
Adjustments:
Non-cash amortization of capitalized
software per share - basic and diluted              0.08          0.07          0.02          0.16          0.05
                                                --------      --------      --------      --------      --------
Non-GAAP net income (loss) per share
   Basic                                        $  (0.06)     $   0.00      $  (0.27)     $  (0.06)     $  (0.32)
                                                ========      ========      ========      ========      ========
   Diluted                                      $  (0.06)     $   0.00      $  (0.27)     $  (0.06)     $  (0.32)
                                                ========      ========      ========      ========      ========
Weighted average common shares outstanding
   Basic                                          34,318        34,416        34,001        34,367        33,938
                                                ========      ========      ========      ========      ========
   Diluted                                        34,318        36,159        34,001        34,367        33,938
                                                ========      ========      ========      ========      ========

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                                 NETEGRITY, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                             (AMOUNTS IN THOUSANDS)

                                                   JUNE 30, 2003    DECEMBER 31, 2002
                                                   -------------    -----------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                             $ 13,761          $ 25,707
Short-term marketable securities                        26,139            48,361
Accounts receivable, net                                 9,685            15,046
Prepaid and other current assets (including
  restricted cash)                                       2,399             3,230
                                                      --------          --------
Total current assets                                    51,984            92,344

Property and equipment, net                              6,029             6,837
Long-term marketable securities                         53,526            12,655
Other intangible assets, net                                --             5,398
Other assets (including restricted cash)                 1,098             1,128
                                                      --------          --------

Total assets                                          $112,637          $118,362
                                                      ========          ========


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable - trade                              $  2,421          $  1,906
Accrued compensation and benefits                        3,276             4,293
Other accrued expenses                                   6,499             6,530
Deferred revenue                                        16,677            14,875
                                                      --------          --------
Total current liabilities                               28,873            27,604

STOCKHOLDERS' EQUITY                                    83,764            90,758
                                                      --------          --------

Total liabilities and stockholders' equity            $112,637          $118,362
                                                      ========          ========